FIRST AMENDED
AGREEMENT FOR USE OF OFFICE
AND ADMINISTRATIVE SERVICES

This Amended Agreement, entered into this 26th day of July, 2011 by and between Banyan Rail Services, Inc. formerly known as BHIT, Inc., (“Banyan”) and Patriot Rail Corp., (“Patriot”).

Whereas:  The parties entered into an Agreement For Use of Office and Administrative Services dated September 4, 2009 (“Agreement”) wherein Patriot agreed to provide certain office and administrative services to Banyan at Patriot’s offices in Boca Raton, Florida (the “Suite”),  and

Whereas:  The parties now desire to amend the Agreement to provide for additional office space, to add additional services and to increase the rental amount.

Now Therefore, the parties agree as follows:

1.
Patriot shall permit Banyan full or partial use of furnished office space in the Suite sufficient for Banyan’s President, Vice President, Administration,  CFO, Controller and one staff person together with usual and customary office services including but not limited to secretarial services, receptionist services, telephone answering services, internet service,  coffee service, and copy service.  In addition Patriot will supply Human Resources and IT services to Banyan personnel.

2.	The monthly fee for such office use and services is Six Thousand Dollars ($6,000) per month payable in advance not later than the fifth day of each month.

3.	Either party shall have the right to terminate the Agreement for any reason upon thirty (30) days prior written notice to the other party.

4.	Banyan agrees to follow the rules and regulations of the building and any additional reasonable rules set forth during the term of the Agreement.

5.	Any notices shall be given as follows:

To:  Patriot Rail Crop.:

Patriot Rail Corp.
2255 Glades Road, Suite 342W
Boca Raton, FL 33431
Attn:  Gary O. Marino, CEO

To:  Banyan Rail Services, Inc.

Banyan Rail Services, Inc.
2255 Glades Road, Suite 342-W
Boca Raton, FL 33431
Attn:  Jon Ryan, CFO

6.	This Agreement shall not be amended or modified except in writing and agreed to by both parties.

In Witness Whereof, the parties have caused this Amended Agreement to be executed effective as of the date first above written.

Patriot Rail Corp.		Banyan Rail Services, Inc.

By	/s/ Gary O. Marino	By	/s/ Jon Ryan
Gary O. Marino		Jon Ryan
Its: President and CEO		Its: Chief Financial Officer